Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13b – 14(b) OF THE SECURITIES EXCHANGE
ACT AND 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of National American University Holdings, Inc. (the “Company”) on Form 10-K for the year ended May 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Ronald L. Shape, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
President and Chief Executive Officer

August 4, 2017